                                                                   EXHIBIT 10.01


                               CORIXA CORPORATION

                                       AND

                          INPHARZAM INTERNATIONAL, S.A.

                             COLLABORATION AGREEMENT

                                    ---------

                                TABLE OF CONTENTS



1.    DEFINITIONS............................................................................1

2.    SCOPE OF RESEARCH PROGRAM AND CLINICAL DEVELOPMENT PROGRAM.............................4

3.    RESEARCH PROGRAM TERM AND TERMINATION..................................................5

4.    RESEARCH AND DEVELOPMENT STEERING COMMITTEE; MARKETING COMMITTEE; [***]*...............5

5.    LICENSE GRANTS; OPTION.................................................................6

6.    PAYMENTS...............................................................................7

7.    SHARING OF PROFITS.....................................................................8

8.    REPORTS, PAYMENTS AND ACCOUNTING FOR ROYALTY AND/OR SUBLICENSE FEESHARE................9

9.    COMMERCIAL DEVELOPMENT................................................................12

10.   MANUFACTURING; SUPPLY.................................................................12

11.   INVENTIONS............................................................................12

12.   PATENTS; PROSECUTION AND LITIGATION...................................................12

13.   CONFIDENTIALITY; PUBLICITY; PUBLICATIONS..............................................15

14.   GOVERNING LAW; ARBITRATION............................................................16

15.   MISCELLANEOUS.........................................................................16

16.   NOTICES...............................................................................17

17.   ASSIGNMENT............................................................................19

18.   WARRANTIES AND REPRESENTATIONS........................................................19

19.   TERM AND TERMINATION..................................................................20

20.   RIGHTS AND DUTIES UPON TERMINATION....................................................20

21.   INDEMNIFICATION.......................................................................21



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                                    EXHIBITS


      Exhibit A                    Corixa Research and Discovery Methodologies

      Exhibit A-1                  Corixa Patents

      Exhibit A-2                  Corixa Adjuvant Patents

      Exhibit A-3                  Microsphere Patents

      Exhibit B                    Research Program

      Exhibit C                    List of Third Party Agreements

      Exhibit D                    Stock Purchase Agreement

      Exhibit E                    Net Sales Definition

      Exhibit F                    Form of Supply Agreement

      Exhibit G                    Clinical Development Program



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

                             COLLABORATION AGREEMENT

        This COLLABORATION AGREEMENT (together with the attachments and exhibits hereto, the "Agreement") is entered into as of May 21, 1999 (the "Effective Date") by and between Corixa Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 1124 Columbia Street, Suite 200, Seattle, Washington, and Inpharzam International, S.A., a corporation organized and existing under the laws of Switzerland, and a wholly-owned subsidiary of Zambon Group spa, a corporation organized and existing under the laws of Italy.

RECITALS

        WHEREAS, Corixa and Zambon desire to collaborate in the development of vaccine products for the treatment of lung cancer, which vaccines will contain certain protein or DNA antigens and may be formulated in microspheres, with Corixa adjuvant admixed, and may have applications for cancers other than lung cancer;

        WHEREAS, Corixa has expertise in the field of cancer antigen discovery and vaccine formulation, including, but not limited to, expertise in the practice of the research and discovery methodologies set forth on Exhibit A hereto, and has agreed to apply such expertise to the performance of the Collaboration;

        WHEREAS, Corixa has agreed to license to Zambon intellectual property rights related to the Collaboration, including discoveries to be made during the Collaboration, on the terms and conditions of this Agreement for Zambon's exploitation to develop and commercialize certain products that are the focus of the Collaboration;

        WHEREAS, Zambon and Corixa have also entered into a Common Stock Purchase Agreement [***]* of even date herewith (the "Stock Purchase
Agreement" and the "Standstill Agreement", respectively) with respect to Zambon's purchase of Common Stock of Corixa and Zambon and Corixa intend to enter into a Supply Agreement on mutually agreed upon terms and conditions based on the form attached as Exhibit F (the "Supply Agreement"), in order to develop and commercialize certain applications of such technology;

        NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.      DEFINITIONS.

        All references to particular Exhibits, Articles and Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. References to this "Agreement" include the Exhibits. For the purposes of this Agreement, the following words and phrases shall have the following meanings:



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                1.1     "Affiliate" of an entity means, for so long as one of
the following relationships is maintained, any corporation or other business entity owned, owning, or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a party to this Agreement. For purposes of clarification and not of limitation, Zambon Group spa and all Affiliates thereof shall be deemed "Affiliates" of Zambon for purposes of this Agreement.

                1.2 "Antigen(s)" shall mean any antigen [***]* covered by one (1) or more claim(s) of any of the Corixa Patents that are identified on Exhibit A-1.

                1.3 "Collaboration" means the joint collaboration of Corixa and Zambon pursuant to the terms of this Agreement and the Research Program and the Clinical Development Program.

                1.4 "Commercialization Period" shall have the meaning set forth in Section 4.1.

                1.5     "Corixa" shall mean Corixa and its Affiliates.

                1.6 "Corixa Adjuvant" shall mean the protein Leishmania Elongation Initiation Factor, known as LeIF, [***]* covered by one (1) or more of claim(s) of any of the Corixa Patents that are identified on Exhibit A-2, as may be amended from time to time.

                1.7 "Corixa Patents" shall mean [***]*. Corixa Patents shall specifically not include either Zambon Patents or Joint Research Program Patents.

                1.8 "Clinical Development Program" shall have the meaning set forth in Section 2.2.

                1.9     "Development Period" shall have the meaning set forth in
Section 4.1.

                1.10 "GAAP" or "U.S. generally accepted accounting principles" shall mean the conventions, rules and procedures governing accounting practices as established, and revised or amended, by the U.S. Financial Accounting Standards Board or the U.S. Securities and Exchange Commission.

                1.11 "Interpretive Rules". For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (c) unless otherwise set forth herein, the use of the term "including" means "including but not limited to"; and (d) the words



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"herein," "hereof," "hereunder" and other words of similar import refer to this
Agreement as a whole and not to any particular provision.

                1.12 "Joint Research Program Patents" shall mean all [***]*. In no event shall Joint Research Program Patents be deemed to include Corixa Patents or Zambon Patents.

                1.13    "Joint Inventions" shall have the meaning set forth in
Section 11.

                1.14    "Know-How" shall mean [***]*.

                1.15    "Licensed Field" shall mean [***]*.

                1.16 "Marketing Committee" shall have the meaning set forth in Section 4.1.

                1.17 "Microspheres" shall mean the encapsulated antigen delivery system owned, developed or in-licensed by Corixa and covered by one (1) or more claim(s) of any of the Corixa Patents that are identified on Exhibit A-3.

                1.18 "Product" shall mean any and all [***]* Vaccines that include at least one [***]*.

                1.19    "Research Period" shall have the meaning set forth in
Section 4.1.

                1.20    "Research Program" shall have the meaning set forth in
Section 2.1.

                1.21 "Research Program Term" shall have the meaning set forth in Section 3.1.

                1.22 "Research and Development Steering Committee" shall have the meaning set forth in Section 4.1.

                1.23 "SPC" shall mean all Supplementary Protection Certificates for medicinal products and their equivalents provided under the Council Regulation (EEC) N# 1768/92 of June 18, 1992.

                1.24 "Territory A" shall mean [***]* European countries, including the former Soviet Union, Argentina, Brazil and Colombia.

                1.25 "Territory B" shall mean China and its territories, possessions and protectorates.

                1.26 "Third Party(ies)" shall mean any party other than a party to this Agreement or an Affiliate.

                1.27    "US Partner" shall have the meaning set forth in Section
9.3.

                1.28 "Vaccine" shall mean the administration of (an) antigen(s) [***]*.



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                1.29    "Zambon" shall mean Inpharzam International, S.A.,
Zambon Group spa and each of their respective Affiliates.

                1.30 "Zambon Patents" shall mean all [***]*. In no event shall Zambon Patents be deemed to include either Corixa Patents or Joint Research Program Patents.

                1.31 "FTE" shall mean a minimum of [***]* for individual Corixa employees assigned to the Research Program, or its equivalent if a given employee is assigned on a part-time basis and therefore multiple employees are added to provide a single FTE.

                1.32    "Research Field" shall mean lung cancer in humans.

                1.33 "Therapeutic Drug Monitoring" shall mean the use of Antigens solely for the purpose of [***]*.

                1.34 "Therapeutic Drug Monitoring Product" shall mean a diagnostic product formulated solely for use in Therapeutic Drug Monitoring.

                1.35    "Net Sales" shall have the meaning set forth in Exhibit
E.

                1.36 "Valid Claim" shall mean, with respect to each country in the territory, a claim of [***]*.

                1.37 "Co-Development Committee" shall have the meaning set forth in Section 9.3.

                1.38    [***]*

                1.39 "Research Program [***]*" shall have the meaning set forth in Section 4.5.

                1.40 "Third Party Agreements" shall have the meaning set forth in Section 5.2.

        2.      SCOPE OF RESEARCH PROGRAM AND CLINICAL DEVELOPMENT PROGRAM.

                2.1 During the Research Program Term, Corixa shall undertake the program of research activities as set forth in Exhibit B (the "Research Program"), which may be amended annually upon the anniversary of the Effective Date, upon mutual agreement of the parties. The parties agree that the end goal of the Research Program shall be [***]*.

                2.2 Subsequent to the completion of the Research Program, Zambon shall undertake, [***]*.



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        3.      RESEARCH PROGRAM TERM AND TERMINATION.

                3.1 The Research Program shall be effective from the Effective Date and shall terminate on the [***]* anniversary of the Effective Date, unless extended or earlier terminated in accordance with Section 19 (the "Research Program Term").

                3.2 In the event that Corixa achieves [***]* then upon the mutual agreement of the parties, the Research Program shall be extended for an additional [***]* beyond the termination date set forth in Section 3.1. In the event of achievement of [***]* and upon the agreement of both parties, the parties shall negotiate in good faith and agree upon the terms and conditions including the financial elements regarding such extension. In the event that Corixa does not achieve [***]* on or before the [***]* anniversary of the Effective Date, then Zambon shall have the [***]*.

        4. RESEARCH AND DEVELOPMENT STEERING COMMITTEE; MARKETING COMMITTEE; [***]* .

                4.1 A Research and Development Steering Committee (the "Research and Development Steering Committee") shall be established within thirty (30) days after the full execution of this Agreement. The Research and Development Steering Committee shall consist of [***]*. During the period beginning on the date hereof and ending on the earlier of (i) a date mutually agreed by the parties and (ii) [***]* or such later time as is mutually agreed by the parties (the "Research Period"), the Research and Development Steering Committee shall be responsible for [***]*. During the period following the Research Period but prior to commercialization (the "Development Period"), the Research and Development Steering Committee shall be responsible for [***]*. Following the Development Period, at the time of commercialization of [***]*, the parties shall establish a Marketing Committee (the "Marketing Committee"), consisting of [***]*. During the period following the Development Period and throughout the commercialization of Product(s) and/or Therapeutic Drug Monitoring Product(s) (the "Commercialization Period"), the Marketing Committee shall be responsible for [***]*.

                4.2 To facilitate coordination during the Research Period, the parties shall [***]*. Corixa shall provide Zambon with [***]* on the progress of the Research Program. The data generated shall be subject to the confidentiality provisions of Section 13 of this Agreement. The Research and Development Steering Committee shall review the Research Program [***]*.

                4.3 To facilitate coordination during the Development Period, the parties shall share [***]*. Zambon shall provide Corixa with [***]* on the progress of the Clinical Development Program, including [***]* . The information generated shall be subject to the confidentiality provisions of
Section 13 of this Agreement. The Research and Development Steering Committee shall review the Clinical Development Program [***]*.

                4.4 To facilitate coordination during the Commercialization Period, the parties shall [***]*. Zambon shall provide Corixa with [***]* on the progress of commercialization,



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[***]*, The information generated shall be subject to the confidentiality provisions of Section 13 of this Agreement. The Marketing Committee shall review the commercialization plans and progress [***]*

                4.5 During the Research Program Term (as it may be extended from time to time), Zambon shall have the [***]*.

        5.      LICENSE GRANTS; [***]* .

                5.1     License.

                        5.1.1 Subject to the terms and conditions of this Agreement, including, without limitation, the payments set forth in Section 6 hereof, Corixa hereby grants to Zambon an exclusive license, [***]* Products and Therapeutic Drug Monitoring Products in the Licensed Field in Territory A.

                        5.1.2 Subject to the terms and conditions of this Agreement, including, without limitation, the payments set forth in Section 6 hereof, Corixa hereby grants to Zambon a co-exclusive license [***]* Products and Therapeutic Drug Monitoring Products in the Licensed Field in Territory B.

                        5.1.3 Subject to the terms and conditions of this Agreement, including, without limitation, the payments set forth in Section 6 hereof [***]*, Corixa hereby grants to Zambon a non-exclusive license, [***]* Microspheres [***]* Corixa Adjuvant in the Licensed Field in Territories A and B, but solely to the extent that same are incorporated in a Product that includes Antigens.

                        5.1.4 Subject to the terms and conditions of this Agreement, including, without limitation, the payments set forth in Section 6 hereof, Corixa hereby grants to Zambon a non-exclusive license, [***]* Therapeutic Drug Monitoring Products solely for Therapeutic Drug Monitoring in Territory A and Territory B.

                        5.1.5   During the Research Program Term, [***]*

                5.2 Sublicenses of Third Party Rights to Zambon. Zambon understands and agrees that the licenses granted to it under this Agreement include, with respect to certain products, sublicenses and licenses by Corixa under agreements between Corixa and certain Third Parties regarding licenses and/or assignments. Exhibit C includes a list of agreements (the "Third Party Agreements") pursuant to which Third Party rights are sublicensed or licensed by Corixa to Zambon as of the Effective Date. Zambon understands and agrees that such sublicenses or licenses may in some respects be more restrictive than the terms and conditions of this Agreement or may require payments in addition to those set forth herein. [***]* .


                5.3  [***]*.


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                        5.4     [***]*.

                        5.5 Exploitation of [***]*. Corixa and Zambon each agree that except as provided in the immediately following sentence, neither party will [***]*. Corixa and Zambon each further agree only to [***]*.

        6.      PAYMENTS.

        Zambon shall make the following payments to Corixa under this Agreement in U.S. Dollars by wire transfer of immediately available funds:

                6.1 [***]* Fees. A [***]* fee of [***]* upon execution of this Agreement. The full amount of the technology access fee shall be [***]* paid directly to Corixa.

                6.2 Equity Purchase. Zambon shall purchase shares of Common Stock of Corixa, pursuant to the terms and conditions of a Common Stock Purchase Agreement of even date herewith and attached as Exhibit D (the "Stock Purchase Agreement"), and all Exhibits thereto, as follows. Zambon shall purchase the number of shares of Common Stock of Corixa equal to [***]*. The payment amount for the foregoing Common Stock shall be [***]* paid directly to Corixa.

                6.3 [***]* Funding. [***]* payments in the following amounts and on the following dates, it being acknowledged and agreed that each such payment shall be for [***]* conducted during the three month period immediately preceding such payment date:

             ------------------------- ------------------------
                   PAYMENT DATE        PAYMENT AMOUNT (U.S.$)
             ------------------------- ------------------------
             [***]*
             ------------------------- ------------------------

                        The payment amounts set forth in the above table shall be [***]* paid directly to Corixa. The Research Plan, and corresponding payments, may be extended as set forth in Section 3.2 above.

                6.4 Milestone Payments. In addition to the amounts payable pursuant to Sections 6.1, 6.2 and 6.3 above, Zambon also agrees to pay Corixa the following [***]* milestone payments, to be made via wire transfer of immediately available funds, within [***]* achievement of each of the following milestones with respect to [***]*:


------------------------------------- -----------------------------------
             MILESTONE                         PAYMENT (U.S.$)
------------------------------------- -----------------------------------
[***]*                                      [***]*
------------------------------------- -----------------------------------
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        Notwithstanding the foregoing, in the event the Product developed by
[***]*.

        7.      ROYALTY PAYMENTS; SUBLICENSE PAYMENTS SHARE.

                7.1     Royalties.

                        (A)     [***]*

                        (B) Royalties shall be earned and paid to Corixa until [***]*.

                7.2     Sublicense Sales.

                        For any Products or Therapeutic Drug Monitoring Products
[***]* which are the subject of a sublicense granted to a Third Party by Zambon hereunder, Corixa shall receive the greater of:

                [***]*

                7.3     [***]*.

                7.4     [***]*.

                7.5 Currency. All amounts payable to Corixa under this Agreement shall be payable in United States Dollars, either by a check payable to Corixa or by wire transfer of immediately available funds to a bank account designated by Corixa, at Corixa's option. Monthly sales amounts shall be translated from Italian Lira to U.S. Dollars by using an average rate of exchange. This average shall be computed using the rate of exchange quoted under Foreign Exchange in the Wall Street Journal as of the end of the current month plus the rate as of the end of the prior month and dividing by 2. With respect to sales made by sublicensees (either Affiliates or non-Affiliates) of Zambon, sales amounts will be converted from any foreign currencies to Italian Lira using average rates of exchange published by the journal Sole 24 One in accordance with Zambon's standard methodology, consistently applied.

                7.6 Withholding Taxes. If any law or regulation in any country requires the withholding by Zambon or its Affiliates or sublicensees of any taxes due on payments to be remitted to Corixa, such taxes shall be deducted from the amounts paid to Corixa. If the taxes are deducted from the amounts paid to Corixa, then Zambon or its Affiliates or sublicensees shall furnish Corixa the originals of all official receipts for such taxes and shall reasonably cooperate with Corixa in any efforts by Corixa to obtain a credit for such taxes.

                7.7     Currency Transfer Restrictions. If in any country in
Territory A or B payment or transfer of funds out of such country is prohibited by law or regulation, the parties hereto shall confer regarding the terms and conditions on which Products or Therapeutic Drug Monitoring Products shall be sold in such countries, including the possibility of payment of royalties to Corixa in local currency to a bank account in such country or the renegotiation of royalties for such sales, and in the absence of any other agreement by the parties, such funds



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payable to Corixa shall be deposited in whatever currency is allowable by Zambon or such other Affiliate in an accredited bank in that country that is acceptable to Corixa.

                7.8     Royalty and/or Sublicense Fee Sharing Upon Termination.
If this Agreement is terminated in accordance with Section 19 with respect to all or some of the Products or Therapeutic Drug Monitoring Products, Zambon shall continue to pay Corixa all amounts earned pursuant to this Article 7 with respect to Products or Therapeutic Drug Monitoring Products prior to the date of termination and any amounts earned thereafter as a result of sales of residual inventory of Products or Therapeutic Drug Monitoring Products, as well as its share of sublicense payment with respect to Products or Therapeutic Drug
Monitoring Products. In addition, Zambon shall continue to pay all amounts payable hereunder with respect to Products and Therapeutic Drug Monitoring
Products, if any, with respect to which this Agreement is not terminated.

        8.      REPORTS, PAYMENTS AND ACCOUNTING FOR ROYALTY AND/OR SUBLICENSE
FEE SHARE.

                8.1     Payments and Reports.

                        8.1.1   Zambon agrees to make written reports
(consistent with GAAP [***]*) and payments to Corixa within [***]* after the close of each calendar quarter during the term of this Agreement. These reports shall show for such calendar quarter sales by Zambon, its Affiliates and sublicensees of the Products or Therapeutic Drug Monitoring Products [***]*, Net
Sales and the royalties and/or share of sublicense payments due to Corixa thereon pursuant to Article 7. Concurrently with the making of each such report, Zambon shall make payment to Corixa of (i) amounts payable for the period covered by such report and/or (ii) payment of all accrued amounts incurred by Corixa as costs and expenses for which statements of account have been submitted by Corixa and which have not been previously reimbursed under this Agreement.

                        8.1.2 Corixa agrees to submit a detailed statement of account to Zambon within [***]* days after the close of each calendar quarter
(consistent with GAAP [***]*), for any costs or expenses incurred related to patents in accordance with Section 12.1, and other agreed upon expenses during such calendar quarter and not previously reimbursed. In addition, upon execution of this Agreement, Zambon shall reimburse Corixa for costs and expenses incurred to [***]*.

                8.2     Termination Report. For each Product and Therapeutic
Drug Monitoring Product, Zambon also agrees to make a written report to Corixa within ninety (90) days after the date on which Zambon, its Affiliates or sublicensees last sell that Product or Therapeutic Drug Monitoring Product stating in such report the same information required for quarterly reports of sales of all such Products or Therapeutic Drug Monitoring Products made, sold or otherwise disposed of which were not previously reported to Corixa.

                8.3     Accounting.



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                        8.3.1   Zambon agrees to keep clear, accurate and
complete records, all in [***]* accordance with GAAP, for a period of at least
[***]* years (or such longer period as may correspond to Zambon's internal records retention policy) for each reporting period in which sales occur showing the manufacturing, sales, use and other disposition of Products and Therapeutic
Drug Monitoring Products in sufficient detail to enable amounts payable pursuant to Section 7, and the costs and expenses reimbursable hereunder to be determined, and further agrees to permit its books and records to be examined by an independent accounting firm selected by Corixa and reasonably satisfactory to
Zambon, and that is bound in confidence to disclose only evidence of noncompliance, from time-to-time to the extent necessary, but not more than once a year. Corixa shall have the right, at Corixa's sole expense except as hereinafter provided, through a certified public accountant reasonably acceptable to Zambon, and following reasonable notice, to examine such records during regular business hours during the life of Zambon's payment obligations to
Corixa under this Agreement and for three (3) years thereafter; provided, however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once a year, and (iii)
cover any records which date prior to the date of the last examination, and provided, further, that such accountants shall report to Corixa only as to the accuracy of the royalty statements and payments. Copies of such reports shall be supplied to Zambon. In the event the report demonstrates that Zambon has underpaid Corixa, Zambon shall pay the amount of such underpayment immediately upon request of Corixa and to the extent such underpayment is more than [***]*
for the audited period, shall reimburse Corixa for the expense of the audit. If
Zambon has overpaid Corixa, Zambon may deduct such overpayments from future amounts owed to Corixa.

                        8.3.2   Corixa agrees to [***]*.

                8.4 Confidentiality of Reports. Each party agrees that the information set forth in (a) the reports required by Sections 8.1 and 8.2, and
(b) the records subject to examination under Section 8.3, shall be subject to
Section 13 hereof and maintained in confidence by the receiving party and any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.



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        9.      COMMERCIAL DEVELOPMENT.

                9.1     Diligence in Research and Commercial Development.

                        (A)     Corixa will [***]*.

                        (B)     Zambon and its Affiliates will [***]*.

                9.2     Research and Development Steering Committee Reports.
Subject to modification by the Research and Development Steering Committee, within [***]* after each [***]* during the Research Program Term, and within [***]* after each [***]* after the Research Program Term, each party shall provide the other party with [***]* period, respectively, under this Section 9 and the progress and results [***]*.

                9.3     [***]*

        10.     MANUFACTURING; SUPPLY.

                10.1    Materials.

                        (A) Corixa shall provide reasonable quantities of [***]* for Zambon as required through the course of the Research Program [***]* the terms set forth in a Supply Agreement to be mutually agreed by the parties based on the form attached hereto as Exhibit F.

                        (B) Materials manufactured [***]* the terms set forth in a Supply Agreement to be mutually agreed by the parties based on the form attached hereto as Exhibit F.

                10.2 Delivery. Subject to revision by the Research and Development Steering Committee, all materials delivered to Zambon pursuant to
Section 10.1(A) above shall [***]*. Corixa shall use [***]*. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery, shall be at Zambon's expense.

                10.3    [***]*.

        11.     INVENTIONS.

                Patentable inventions or discoveries which arise from the Research Program or the Clinical Development Program [***]*. Patentable inventions or discoveries which arise from the Research Program or the Clinical
Development Program [***]*. Patentable inventions or discoveries which arise from the Research Program or the Clinical Development Program [***]*.

        12.     PATENTS; PROSECUTION AND LITIGATION.

                12.1 Corixa shall have the right [***]* to prosecute and maintain all Corixa Patents and Joint Research Program Patents [***]*. Corixa shall disclose to Zambon [***]*.



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                                      -11-

Zambon shall have the right [***]*. Corixa agrees to keep Zambon [***]* informed of [***]*. Corixa shall provide such patent consultation [***]*. Zambon shall hold all information disclosed to it under this Section as confidential in accordance with Section 13. Zambon shall reimburse Corixa [***]*. All expenses reimbursed by Zambon pursuant to this Section shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately, with no right of offset.

                12.2    [***]*

                12.3    Third Party Infringement Actions.

                        12.3.1 In the event of the initiation of any suit by a Third Party against Corixa, Zambon or the Affiliates of either for patent infringement with respect to Corixa Patents and involving the manufacture, use, sale, distribution or marketing of Product or Therapeutic Drug Monitoring Product anywhere in Territory A or Territory B, the party sued shall promptly notify the other party in writing. [***]*.

                        12.3.2  In connection with any action pursuant to this
Section 12.3, [***]*.

                        12.3.3  In connection with any action pursuant to this
Section 12.3, in the event such action [***]*.

                        12.3.4 Following any termination pursuant to subsection 12.3.3, Corixa shall [***]*.

                        12.3.5  In the event Zambon [***]*.

                        12.3.6 In the event any judgment of damages enforceable against Zambon is awarded to a Third Party in connection with any infringement action contemplated by this Section 12.3, Zambon shall [***]*.

                12.4 In the event that Corixa or Zambon becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to Products or Therapeutic Drug Monitoring Products anywhere in Territory A or Territory B, that party shall promptly notify the other party in writing. In connection with any such actual or threatened infringement in Territory A, [***]*.

                12.5 Corixa and Zambon shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. [***]*.

                12.6 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning any Product or Therapeutic Drug Monitoring Product.



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                                      -12-

                12.7 CORIXA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 18 BELOW, WITH RESPECT TO THE ANTIGENS, CORIXA ADJUVANT, MICROSPHERES, CORIXA PATENTS, THE JOINT RESEARCH PROGRAM PATENTS OR KNOW-HOW AND ANY PRODUCTS OR THERAPEUTIC DRUG MONITORING PRODUCTS RELATED THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        13.     CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

                13.1 During the term of this Agreement, Corixa shall [***]*. During the term of this Agreement, Zambon shall [***]*. In addition, each party shall provide the other party with [***]*.

                13.2 During the term of this Agreement, each party shall [***]*.

                13.3 During the term of this Agreement and for [***]* thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and Zambon shall not use or reveal or disclose to any Third Party any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or [***]*. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

                13.4    Nothing herein shall be construed as [***]*.

                13.5 All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and
(ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

                13.6 The parties to this Agreement may disclose [***]*. Notwithstanding the foregoing, each party shall have the right to issue press releases immediately and without prior consent of the other that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by the disclosing party.

                13.7 Neither party shall publish or provide public disclosure of information or inventions arising from the Research Program or the Clinical Development Program (a "Dissemination") without at least [***]* prior written notice of such planned publication or



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                                      -14-
disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be [***]*, the disseminating party shall delay such publication for a period sufficient, but in no event greater than an additional [***]*, to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to disclose information immediately and without prior consent of Zambon if such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

        14.     GOVERNING LAW; ARBITRATION.

                This Agreement shall be governed by the laws of [***]*. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

        15.     MISCELLANEOUS.

                15.1    Trademarks. [***]*.

                15.2 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

                15.3    Severability.

                        15.3.1 In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

                        15.3.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

                15.4 Entire Agreement. This Agreement and all Exhibits hereto, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings except that the Confidential Information and Non Disclosure Agreement dated [***]*, remains in full force and effect. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually



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                                      -15-
amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

        16.     NOTICES.

                16.1 Any notice required or permitted under this Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses of the parties:


                  If to Corixa:
                         Corixa Corporation
                         1124 Columbia Street, Suite 200
                         Seattle, WA  98104-2040
                         Attention: Chief Operating Officer
                             with a copy to Director of Legal Affairs
                         Telephone: (206) 754-5717
                         Telecopy: (206) 754-5762

                  with a copy to:

                         Venture Law Group
                         4750 Carillon Point
                         Kirkland, Washington 98033
                         Attention: William W. Ericson
                         Telephone: (425) 739-8700
                         Telecopy: (425) 739-8750

                  If to Inpharzam:

                         Inpharzam, S.A.
                         Via Industria 1
                         6814 Cadempino
                         Switzerland
                         Attention:  Managing Director
                         Telecopy:  011-419-196-643-51

                  with a copy to:

                         Zambon Group spa
                         Via Lillo del Duca, 10
                         20091 Bresso
                         Milan, Italy
                         Attention:  Managing Director
                         Telecopy: 011-39-02-66501-492

                16.2 Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed. Any notice required or permitted to be given to Corixa concerning this Agreement shall be effective even if Venture Law Group was not provided a copy of such notice.

        17.     ASSIGNMENT.

                Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other; provided, however, [***]*. Transfer in contravention of this Section 17 shall be considered a material breach of this Agreement pursuant to Section 19.6 below. Subject to other provisions of this Section 17, this Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties.

        18.     WARRANTIES AND REPRESENTATIONS.

                18.1 Each party warrants that it has the right to enter into this Agreement.

                18.2 To the best of Corixa's knowledge as of the date hereof, [***]*.

                18.3 The parties warrant to one another that neither of them has any present knowledge of [***]*.

                18.4 Zambon acknowledges that the licenses granted to Zambon herein include sublicenses under technology that has been licensed by Corixa from certain Third Parties pursuant to the Third Party Agreements, and Zambon warrants and represents that it shall comply with all applicable terms and conditions of the Third Party Agreements, provided that [***]*.

                18.5 Commencing at the time of Zambon's [***]* Product or Therapeutic Drug Monitoring Product, Zambon shall maintain product liability insurance with respect to its development, manufacture, if any, and sale of the Products or Therapeutic Drug Monitoring Products as follows:

                (a) Workers' Compensation as required by applicable statutes; (b) Employer's Liability insurance in the amount of $[***]*; (c) Commercial General Liability (including without limitation, products, contractual, fire, legal and personal injury) in the amount of $[***]* combined single limits for bodily injury and property damage; (d) Umbrella liability in the amount of $[***]*. Zambon shall maintain such insurance for so long as it continues to develop, manufacture or sell any Product or Therapeutic Drug Monitoring Product, and thereafter for so long as Zambon maintains insurance for itself covering such manufacture or sales. Zambon's general liability insurance shall name Corixa as an additional insured.

                18.6    Zambon agrees it shall [***]*.

                18.7 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER CORIXA NOR ZAMBON WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS,



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                                      -18-

TECHNOLOGY OR SERVICES. NEITHER CORIXA NOR ZAMBON SHALL HAVE ANY LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND THEIR RESPECTIVE REASONABLE CONTROL.

        19.     TERM AND TERMINATION.

                19.1 This Agreement may not be terminated by either party except in accordance with this Section 19.

                19.2 Unless otherwise terminated, this Agreement shall expire upon [***]*.

                19.3    If [***]*.

                19.4    In the event [***]*.

                19.5    If [***]*.

                19.6 If either party materially breaches the material provisions of this Agreement and if such breach is not cured within [***]* (or in the case of non-payment pursuant to Section 6 or 7, [***]*) after receiving written notice from the other party with respect to such breach, the non-breaching party shall have the right to terminate this Agreement by giving written notice to the party in breach provided the notice of termination is given within [***]*. The parties acknowledge that any termination of this Agreement pursuant to this Section 19.6 will include the termination of all licenses granted by either party to the other hereunder.

                19.7 Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

                19.8 Notwithstanding the bankruptcy of Corixa, or the impairment of performance by Corixa of its obligations under this Agreement as a result of bankruptcy or insolvency of Corixa, Zambon shall [***]*.

        20.     RIGHTS AND DUTIES UPON TERMINATION.

                20.1 Upon termination of this Agreement, Corixa shall have the right to retain any sums already paid by Zambon hereunder, and Zambon shall pay all sums accrued hereunder which are then due, which, in each case, shall include all payments under Sections 6 and 7 except



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                                      -19-
to the extent such payments may be considered and reviewed by the arbitrator(s) pursuant to Section 14 hereof.

                20.2 Upon termination of this Agreement, Zambon shall notify Corixa of the amount of Product(s) and Therapeutic Drug Monitoring Product(s) Zambon and its Affiliates, sublicensees and distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and Zambon and its Affiliates, sublicensees and distributors shall thereupon be permitted to sell that amount of Product(s) and Therapeutic Drug Monitoring Product(s), provided that Zambon shall pay to Corixa the amounts payable thereon at the time herein provided for.

                20.3. Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination. In addition, Sections 8.2, 8.3, 8.4, 11, 12.3, 12.5 through 12.7, 13 through 15, 18, 20 and 21 shall survive any expiration or early termination of this Agreement.

        21.     INDEMNIFICATION.

                21.1 Subject to Section 21.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, and their respective officers, directors, shareholders, partners and employees from and against [***]*.

                21.2 If either Zambon or Corixa, or any Affiliate of Zambon or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or Zambon, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

                21.3 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.



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                                      -20-

                21.4 No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.



                            [Signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


Agreed to and accepted by:              Agreed to and accepted by:



CORIXA CORPORATION                      INPHARZAM INTERNATIONAL, S.A.



--------------------------------        ----------------------------------------
Mark McDade                             Andrea Zambon, M.D.
President and COO                       Title:

                      EXHIBIT A TO COLLABORATION AGREEMENT


                   Corixa Research and Discovery Methodologies





[***]*




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

                     EXHIBIT A-1 TO COLLABORATION AGREEMENT


                                 Corixa Patents


------------------------------- ----------------------------- ----------------------------
                                                              Filing Date
Patent App. No.                 Country                       (Month/Day/Year)
------------------------------- ----------------------------- ----------------------------
[***]*                     [***]*                   [***]*
------------------------------- ----------------------------- ----------------------------



                                     [***]*



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

                     EXHIBIT A-2 TO COLLABORATION AGREEMENT


                             Corixa Adjuvant Patents


------------------------------- ----------------------------- ----------------------------
Patent App. No./Patent No.      Country                       Filing Date/Issue Date
------------------------------- ----------------------------- ----------------------------
[***]*                     [***]*                   [***]*
------------------------------- ----------------------------- ----------------------------



[***]*



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


                     EXHIBIT A-3 TO COLLABORATION AGREEMENT

                               Microsphere Patents


------------------------------- ----------------------------- ----------------------------
Patent App. No.                 Country                       Filing Date
------------------------------- ----------------------------- ----------------------------
[***]*                          [***]*                   [***]*
------------------------------- ----------------------------- ----------------------------


[***]*


--------------------- ------------------ -------------------- ------------- --------------
Patent App. No.       Patent No.         Country              Filing Date   Issue Date
--------------------- ------------------ -------------------- ------------- --------------
[***]*                [***]*             [***]*               [***]*        [***]*
--------------------- ------------------ -------------------- ------------- --------------


[***]*


--------------------- ------------------ -------------------- ------------- --------------
Patent App. No.       Patent No.         Country              Filing Date   Issue Date
--------------------- ------------------ -------------------- ------------- --------------
[***]*                [***]*             [***]*               [***]*        [***]*
--------------------- ------------------ -------------------- ------------- --------------


[***]*


--------------------- ------------------ -------------------- ------------- --------------
Patent App. No.       Patent No.         Country              Filing Date   Issue Date
--------------------- ------------------ -------------------- ------------- --------------
[***]*                [***]*             [***]*               [***]*        [***]*
--------------------- ------------------ -------------------- ------------- --------------


[***]*


------------------------------- ----------------------------- ----------------------------
Patent App. No.                 Country                       Filing Date
------------------------------- ----------------------------- ----------------------------
[***]*                          [***]*                        [***]*
------------------------------- ----------------------------- ----------------------------


[***]*



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

                      EXHIBIT B TO COLLABORATION AGREEMENT


                                Research Program



[***]*



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

                      EXHIBIT C TO COLLABORATION AGREEMENT


                         List of Third Party Agreements

1. Licensing Agreement, effective as of [***]* between Corixa and [***]*, a copy of which is attached to this Exhibit C and incorporated herein by reference. Pursuant to the terms of the foregoing, the parties hereto acknowledge that Corixa's license thereunder shall remain exclusive for the life of the last to expire issued patent licensed to Corixa thereunder.

2. License Agreement, made and entered into as of [***]*, by and among [***]* and Corixa, as amended [***]*.




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

                      EXHIBIT D TO COLLABORATION AGREEMENT


                            Stock Purchase Agreement





                               CORIXA CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT

                                 EFFECTIVE AS OF

                                  MAY 21, 1999

                      EXHIBIT E TO COLLABORATION AGREEMENT


                              Net Sales Definition

"Net Sales" shall mean [***]* to a Third Party of a product, less the following deductions for amounts actually incurred related to the sale or other disposition:


[***]*



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
                      EXHIBIT F TO COLLABORATION AGREEMENT


                            Form of Supply Agreement

                                SUPPLY AGREEMENT


        This Supply Agreement (this "Agreement") is made as of _______ (the "Effective Date") by and between Inpharzam International, S.A., a corporation organized and existing under the laws of Switzerland and a wholly-owned subsidiary of Zambon Group spa ("Zambon") and Corixa Corporation, a Delaware corporation ("Corixa").

                                    RECITALS

        A. Zambon and Corixa have entered into a Collaboration Agreement dated as of May 21, 1999 (the "Collaboration Agreement"), pursuant to which Corixa licensed to Zambon certain of its intellectual property rights related to the development of vaccine products for the treatment of lung cancer.

        B. In connection with, and in accordance with the terms and conditions of Section 10.1 of, the Collaboration Agreement, Corixa is willing to supply to Zambon, and Zambon agrees to purchase from Corixa upon the terms and subject to the conditions set forth in this Agreement, certain [***]*.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS.

        Capitalized terms used herein shall have the respective meanings set forth in the Collaboration Agreement unless otherwise defined herein.

               1.1 "Commercialization Materials" shall mean those Materials that are required by governmental law or regulation to be manufactured in accordance with Good Manufacturing Practices.

               1.2 "FDA" shall mean the U.S. Food and Drug Administration or any successor agency thereof.

               1.3 "Fully Burdened Manufacturing Cost" shall mean [***]*.

               1.4 "Materials" shall mean [***]*, set forth on Exhibit A attached hereto, as amended from time to time upon mutual agreement of the parties.

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
               1.5 "Specifications" means written specifications related to the manufacture of the Materials that will be developed pursuant to Section 3.1 and shall be attached hereto and made a part hereof as Exhibit B.

               1.6 Singular and Plural. Where the context hereto requires, the singular number shall be deemed to include the plural and vice versa.

        2. PRODUCT SUPPLY.

               2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Corixa shall sell and supply to Zambon all of its reasonable requirements of the Materials, in accordance with Section 2.2. Zambon agrees, for itself, its Affiliates and sublicensees, to satisfy solely through Zambon's purchase of the Materials under this Agreement one hundred percent (100%) of Zambon's, its Affiliates' and sublicensees' reasonable requirements of the Materials ("Requirements"). The parties agree that Corixa shall have the right in connection with the supply of Materials hereunder to contract with respect to manufacture of the Materials with such third parties as Corixa deems advisable; provided, however, that Corixa shall remain fully responsible for all of its obligations hereunder.

               2.2 Purchase Price, Price Adjustments and Payment.

                      (a) For Materials supplied by Corixa to Zambon pursuant to this Agreement, Zambon shall pay a purchase price equal to [***]* (the "Purchase Price"). Corixa agrees to [***]* allow representatives of Zambon to audit Corixa's accounting records pertaining to the manufacture of the Materials once per year. Zambon agrees that all information relating to accounting records pertaining to the manufacture of Materials shall be treated as confidential information under Section 13 of the Collaboration Agreement and for purposes of
Section 10 hereof. [***]*.

                      (b) Corixa shall invoice Zambon [***]*. Zambon shall pay such invoice [***]* receipt of the invoice.

               2.3 Forecast and Orders.

                      (a) Within [***]* of the Effective Date (or such other date as may be agreed upon by the parties), and at least every [***]* thereafter, Zambon shall furnish to Corixa a rolling [***]* forecast for the quantities of Materials that Zambon intends to order during the [***]* period commencing [***]* from the date of such forecast. Prior to the Commercialization Period, such forecast shall be [***]*. Following the Commercialization Period, the first [***]* of such forecast shall constitute a binding commitment upon Zambon to purchase such quantities as evidenced by purchase orders received from Zambon in accordance with Section 2.3(b). The balance of such forecast shall merely represent [***]*.

                      (b) Zambon shall place each purchase order with Corixa for Materials to be delivered hereunder at least [***]* prior to the delivery date specified in each respective

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
order. Corixa hereby [***]* delivery from the receipt of each firm purchase order and shall accept such firm purchase orders placed by Zambon within [***]* of receipt for that amount of Materials which is within [***]* of the then current forecast for the applicable period. For orders of Materials that exceed [***]* of the then current forecast for the applicable period, Corixa shall [***]* delivery date. If Corixa is unable to deliver on the specified date, Corixa may decline to provide that amount of Materials which [***]* of the most current forecast underlying such order, provided that such purchase order is declined in writing and is delivered to Zambon within [***]* of Corixa's receipt of the order. Corixa shall deliver against each firm purchase order accepted by Corixa in accordance with Section 2.4. Zambon shall be obligated to purchase all Materials ordered and delivered by the delivery date, unless such Materials are rejected pursuant to Section 4.1. The terms and conditions of this Agreement shall control as to a particular purchase order unless otherwise agreed to in writing by the parties.

               2.4 Delivery. Delivery terms shall be F.O.B. Corixa's manufacturing facility in Seattle, Washington, or such other facility as may be designated by Corixa. Corixa shall [***]* to assist Zambon in arranging any desired insurance (in amounts that Zambon shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by Zambon. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery, shall be at Zambon's sole expense. Corixa shall ship Materials under appropriate storage conditions and in reasonable accordance with Zambon's purchase order form and pursuant to Corixa's purchase terms and conditions then in effect. Any cost of compliance with such storage conditions shall be added to the calculation of Fully Burdened Manufacturing Cost.

               2.5 Safety Stock. After the Commercialization Period, Corixa shall maintain a fresh safety stock of Materials, equivalent to the forecasted purchases for the most recent [***]* period, [***]*. Deliveries by Corixa to Zambon may be taken from Corixa's inventory identified as safety stock. Corixa's safety stock shall be rotated with its regular inventory of Materials to maintain a reasonable shelf-life. Corixa shall keep Zambon reasonably informed of the level of inventory identified as the safety stock. In the event of any termination of this Agreement, Zambon will be obligated to purchase the unsold portion of such safety stock from Corixa, to the extent the quantity on termination is equal to or less than the most recent [***]* forecast provided by Zambon.

               2.6 Payment Instructions.

               All payments due hereunder shall be made in U.S. dollars by (a) check payable to Corixa Corporation or (b) wire transfer of immediately available funds to the following account:


                      Account No.   1131907
                      Bank:         Commerce Bank of Washington
                      ABA Code:     125008013


or to such other account as Corixa may designate from time to time.


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
               2.7 Past Due Amounts. Any past due payments under this Agreement shall accrue interest until paid at [***]* per annum, or the maximum rate permitted by law, whichever is less.

               2.8 Foreign Currency. Currency conversions to U.S. Dollars, if any, shall be calculated using an average rate of exchange, which rate of exchange shall be computed by adding the rate of exchange quoted under Foreign Exchange in The Wall Street Journal as of the end of the current month to the rate as of the end of the prior month and dividing by two (2).

        3. PRODUCT MANUFACTURE.

               3.1 Incoming Specifications. The parties will in good faith cooperate with one another to develop the Specifications, which shall be acceptable to both parties. The Specifications shall be agreed upon in writing and shall be attached hereto and incorporated into this Agreement as Exhibit B, and may be amended from time to time by mutual written agreement of the parties. The Specifications shall be considered confidential information pursuant to
Section 13 of the Collaboration Agreement and for the purposes of Section 10 hereof.

               3.2 Manufacturing Process.

                      (a) During the Commercialization Period, Corixa shall manufacture the Commercialization Materials in accordance in all material respects with "Good Manufacturing Practices" and the Specifications.

                      (b) Corixa shall not [***]* modify the processes or materials used in the manufacturing process without the prior approval of Zambon.

               3.3 Testing of Materials. Corixa shall test or cause to be tested each batch of Materials manufactured pursuant to this Agreement before delivery to Zambon. Each test shall set forth the Specifications, the items tested and test results in a certificate of analysis for each batch delivered. Corixa shall send or cause to be sent such certificates to Zambon along with delivery of Materials.

        4. QUALITY ASSURANCE AND INSPECTION.

               4.1 Rejected Goods/Shortages.

                      (a) Zambon shall notify Corixa in writing of any claim that any Materials do not conform to the Specifications or any shortage in quantity of any shipment of Materials within [***]* of receipt of such shipment. Upon confirming any such nonconformance or shortage, Corixa shall replace the Materials or make up the shortage within [***]* of receiving such notice, [***]*, and shall make arrangements with Zambon for the return or destruction of any rejected Materials, with any reasonable return shipping charges or costs of destruction to be paid by Corixa.


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
                      (b) In the event of a conflict regarding any nonconforming Materials which Corixa and Zambon are unable to resolve, a sample of such Materials, together with mutually agreed upon questions, shall be submitted by Zambon to an independent laboratory reasonably acceptable to both parties for testing against the Specifications, and the test results obtained by such laboratory shall be final and binding upon the parties. The test results shall be considered confidential information pursuant to Section 13 of the Collaboration Agreement and for purposes of Section 10 hereof. The fees and expenses of such laboratory testing shall be borne entirely by the party against whom such laboratory's findings are made. In the event the test results indicate that the Materials in question do not conform to the Specifications, Corixa shall replace such Materials with conforming [***]*.

               4.2 Regulatory.

                      (a) In the event that regulatory certification is required by the applicable regulatory authority in Territory A or Territory B for Materials, Corixa will ensure that such certification is met, [***]* .

                      (b) Each party shall keep the other informed of any formal or informal inquiry by any regulatory agency of any state or national government or supranational authority relating to either Materials used or sold hereunder.

                      (c) Upon reasonable prior notice at least [***]* days, Corixa shall permit representatives of any regulatory agency having jurisdiction over the manufacture and/or marketing of the Materials or of any diagnostic assay or other product in which the Materials are incorporated, to inspect its facilities in conjunction with the manufacture, testing, packaging, storage, handling and shipping of the Materials. Further, Corixa shall advise Zambon immediately if Corixa receives notice of an impending inspection or if an authorized agent of the FDA or other governmental agency visits any of Corixa's manufacturing facilities concerning the Materials. [***]*.

               4.3 Inspection by Zambon. Notwithstanding Corixa's obligation to provide the certificate set forth in Section 3.3, Corixa shall permit Zambon upon reasonable prior notice, but not less than [***]* days, and during regular business hours, but no more often than [***]* or as otherwise mutually agreed by the parties, access to (a) those areas of Corixa's manufacturing facilities where the Materials are manufactured, tested, packaged, stored, handled and shipped, and (b) the manufacturing records for the Materials manufactured for Zambon.

        5. FAILURE TO SUPPLY.

               5.1 Failure. In the event that Corixa notifies Zambon that it is unable, for any reason beyond Corixa's control (including an event of force majeure) to supply quantities of Materials in accordance with Section 2.3 for a period of [***]* beyond the delivery date for such Materials, Zambon may at its discretion (a) require Corixa to supply the undelivered Materials at a future date agreed upon by the parties; or (b) manufacture or have manufactured by a Third Party designated by Zambon that quantity of the Materials required by Zambon which Corixa is unable


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
to supply. If Zambon determines to manufacture or have manufactured by a Third Party such Materials, Corixa will give Zambon and/or any such Third Party all reasonably necessary information and cooperation to enable Zambon or such Third Party to manufacture the Materials in accordance with the Specifications.

               5.2 Supply Resumption. Corixa will have [***]* from the original delivery date of any Materials in which Corixa fails to supply to Zambon, as set forth in Section 5.1, in which to resume supply of the Materials to Zambon; provided, however, such [***]* limitation shall not apply to a failure by Corixa to supply that results from a force majeure event as set forth in Section 12.7. At the time that Corixa resumes supply of the Materials, Zambon will cease manufacture of the Materials or have the Third Party cease such manufacture in a reasonable time and manner, and shall purchase Materials exclusively from Corixa upon the terms and subject to the conditions of this Agreement.

        6. TERM/TERMINATION.

               6.1 Term and Expiration.

                      (a) The initial term of this Agreement shall expire upon the expiration or termination of the Collaboration Agreement, unless earlier termination by mutual agreement of the parties.

                      (b) [***]*.

               6.2 Termination With Cause. Upon any material breach of this Agreement by either party, the non-breaching party may terminate this Agreement upon [***]* written notice to the breaching party. The notice shall become effective at the end of such [***]*period unless the breaching party shall have cured such breach within such period.

               6.3 Termination for Insolvency. Either party may terminate this Agreement upon written notice to the other in the event of (a) insolvency of the other party, or the appointment of a receiver by the other party for all or any substantial part of its properties, provided that such receiver is not discharged within sixty (60) days of its appointment, (b) the adjudication of the other party as a bankrupt, (c) the admission by the other party in writing of its inability to pay its debts as they become due, (d) the execution by the other party of an assignment for the benefit of its creditors or (e) the filing by the other party of a petition to be adjudged as a bankrupt, or a petition or answer admitting the material allegations of a petition filed against the other party in any bankruptcy proceeding, or the acts of the other party to any other judicial proceeding intended to effect a discharge of the debts of the other party, in whole or in part.

               6.4 Consequences of Expiration or Early Termination. Upon the expiration or termination of this Agreement:

                      (a) Each party shall return or destroy, and certify to such destruction of, all confidential information of the other party provided or obtained pursuant to this


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
Agreement, except that each party may maintain one (1) copy for archival purposes solely to confirm compliance with the provisions of Section 10 hereof;

                      (b) Zambon shall purchase the safety stock inventory held by Corixa in accordance with Section 2.5; and

                      (c) [***]*.

               6.5 Inclusive Remedy. Except as otherwise provided in this Agreement, each party shall have the rights and remedies set forth herein in addition to any other remedies which it may have under applicable statutory or common law. Each party shall have the sole discretion to determine which of its rights and remedies, if any, it shall pursue and such party shall not be required to exhaust any of its other rights or remedies before pursuing any one of the rights and remedies set forth in this Agreement.

               6.6 Survival. Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to expiration or early termination. The obligations under Sections 4, 6.4, 6.5, 6.6 and 7-12 shall survive any expiration or termination of this Agreement. Further, Zambon shall make all payments as are required for the final quarter of the effectiveness of this Agreement.

        7. REPRESENTATIONS AND WARRANTIES.

               7.1 By Corixa. Corixa represents and warrants to Zambon that:

                      (a) it has full right to enter into and perform Corixa's obligations under this Agreement and to supply the Materials; and

                      (b) the execution, delivery, and performance of this Agreement does not conflict with, violate or breach any agreement to which Corixa is a party.

               7.2 By Zambon. Zambon represents and warrants to Corixa that:

                      (a) it has the full right to enter into and perform Zambon's obligations under this Agreement; and

                      (b) the execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which Zambon is a party.

               7.3 Extent of Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE MATERIALS ARE SUPPLIED "AS IS" AND CORIXA HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND WITH REGARD TO THE MATERIALS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR


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
FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ANY OTHER STATUTORY WARRANTIES OR ANY WARRANTY OF PATENTABILITY OR NONINFRINGEMENT.

        8. INDEMNIFICATION.

               8.1 Damages. Subject to Section 8.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees but excluding punitive or consequential damages (including lost profits) ("Damages") incurred thereby or caused thereto arising out of or relating to (a) [***]*.

               8.2 Notice of Claim. If either Zambon or Corixa, or any Affiliate of Zambon or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or Zambon, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

               8.3 Assistance; Costs. The party not assuming the defense of any such claim shall render any reasonable assistance that may be requested by the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

               8.4 Settlement. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.


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
        9. LIMITATION OF LIABILITY.

               IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT SHALL THE LIABILITY OF CORIXA TO ZAMBON UNDER ANY PROVISION OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY CORIXA FROM ZAMBON HEREUNDER.

        10. CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

               10.1 Confidential Information. During the term of this Agreement and for [***]* thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and Zambon shall not use or reveal or disclose to any Third Party any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of [***]*. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

               10.2 Permitted Disclosure. Nothing herein shall be construed as preventing Zambon from disclosing any information received from Corixa to [***]*.

               10.3 Intellectual Property; Bankruptcy. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (a) that confidential information received from the other party under this Agreement remains the property of the other party and (b) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.


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
               10.4 Press Release. The parties to this Agreement may disclose the nature and general terms of the Agreement in a press release following the Effective Date with the prior approval of such release by the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Corixa shall have the right to issue press releases or other announcements immediately and without prior consent of Zambon that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

               10.5 Publicity. Neither party shall publish or provide public disclosure of information or inventions arising from the Research Program or the Clinical Development Program or the manufacture of Materials pursuant to this Agreement (a "Dissemination") without at least [***]* days prior written notice of such planned publication or disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be [***]*, the disseminating party shall delay such publication for a period sufficient to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to issue disclose information immediately and without prior consent of Zambon to the extent that such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa.

        11. GOVERNING LAW; ARBITRATION.

               This Agreement shall be governed by the laws of [***]*. Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a "Dispute"), the Chief Executive Officers of the respective parties shall attempt for a period not less than sixty (60) days to resolve such Dispute. Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence, shall be finally settled by arbitration in [***]*, in accordance with the international arbitration rules of the [***]*, then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical industry; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than sixty (60) days notice (or, in the event of any alleged failure to make payments due hereunder, not less than fourteen (14) days notice) to remedy any alleged breach and the other party has failed to do so. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon


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
the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

        12. GENERAL PROVISIONS.

               12.1 Independent Contractors. Corixa and Zambon shall be independent contractors and shall not be deemed to be partners, joint venturers or each other's agents, and neither party shall have the right to act on behalf of the other except as is expressly set forth in this Agreement.

               12.2 Entire Agreement. This Agreement, including all appendices hereto, together with the Collaboration Agreement, including all appendices thereto, sets forth the entire agreement and understanding between the parties and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral between the parties with respect to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document signed by both parties.

               12.3 Assignment. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other; [***]*. Transfer in contravention of this Section 12.3 shall be considered a material breach of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective parties.

               12.4 Unenforceable Provisions. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

               12.5 Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

               12.6 Notices. Any notice required or permitted by this Agreement to be given to either party shall be in writing and shall be deemed given when delivered personally, by confirmed telecopy to a fax number designated in writing by the party to whom notice is given, or by registered, recorded or certified mail, return receipt requested, and addressed to the party to whom such notice is directed, at:

                      If to Corixa:

                      Corixa Corporation
                      1124 Columbia Street, Suite 200
                      Seattle, Washington  USA 98104-2040
                      Attention:  Chief Operating Officer
                            With a copy to Director of Legal Affairs
                      Facsimile: (206) 754-5762

                      with a copy to:


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
                      Venture Law Group
                      4750 Carillon Point
                      Kirkland, Washington  USA 98033
                      Attention:  William W. Ericson
                      Facsimile:  (425) 739-8750

                      If to Zambon/Inpharzam:

                      Inpharzam International, S.A.
                      Via Industria 1
                      6814 Cadempino
                      Switzerland
                      Facsimile: 011-419-196-643-51
                      with a copy to:

                      Zambon Group spa
                      Via Lillo del Duca, 10
                      20091 Bresso
                      Milan, Italy
                      Attention:  Managing Director
                      Facsimile: 011-39-02-66501-492

or at such other address or telecopy number as such party to whom notice is directed may designate to the other party in writing.

               12.7 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

               12.8 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


                            [Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                CORIXA CORPORATION


                                By:________________________________________

                                Name:______________________________________

                                Title:_____________________________________



                                INPHARZAM INTERNATIONAL, S.A.


                                By:________________________________________

                                Name:______________________________________

                                Title:_____________________________________

                                    EXHIBIT A

                                    MATERIALS

                                    EXHIBIT B

                                 SPECIFICATIONS

                    EXHIBIT G TO THE COLLABORATION AGREEMENT


                          Clinical Development Program


   To be added in accordance with Section 2.2 of the Collaboration Agreement.

                    EXHIBIT G TO THE COLLABORATION AGREEMENT


                          Clinical Development Program


                                     [***]*


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